SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 30, 2017

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 31, 2014, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the prospectus supplement dated as of March 27, 2014 and accompanying base prospectus dated March 27, 2014 (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan” or “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-193336), as amended, which was declared effective by the SEC on March 27, 2014 (the “Registration Statement”).

An Amendment No. 8 to the Prospectus Supplement is being filed on January 30, 2017. This Amendment No. 8 to Prospectus Supplement amends the Prospectus Supplement as previously supplemented on July 31, 2014 (“Amendment No. 2 to Prospectus Supplement”). This Amendment No. 8 to Prospectus Supplement should be read in conjunction with the Original Prospectus Supplement and the base Prospectus effective March 27, 2014 and Amendment No. 2. This Amendment No. 8 is incorporated by reference into the Original Prospectus Supplement. This Amendment No. 8 is not complete without, and may not be delivered or utilized except in connection with, the Original Prospectus Supplement, including any amendments or supplements thereto.

Amendment No. 8 - Unit Option under the Unit Program

Under the Unit Program of our DSPP, the Company is extending the current Unit Option program that was filed under Amendment No. 7, dated November 1, 2016. The Unit Program will continue as under Amendment No. 7, but with a revised time period. Otherwise, the same Unit Program features, conditions and terms in the Prospectus Supplement and Amendment No. 2 apply.  The Company’s Unit Option Program began on November 1, 2016 and was to terminate January 31, 2017, but the program is being extended until March 31, 2017. The Unit Option Program enables participants to purchase Units of our securities where each Unit (priced at $10.00) is comprised of seven (7) shares of Common Stock and seven (7) Common Stock purchase warrants. Each warrant affords the investor or stockholder the opportunity to purchase one share of the Company’s Common Stock at a warrant exercise price of $1.00.

The warrant shall have the symbol “ZNWAE,” but no assurance can be provided that the warrant will be approved for listing on the NASDAQ Global Market.

All warrants will first become exercisable on May 1, 2017, which is the 31st day following the Unit Option Termination Date (i.e., on March 31, 2017) and continue to be exercisable through May 1, 2020 (3 years) at a per share exercise price of $1.00. If the Common Stock of the Company trades above $5.00 per share as the closing price for fifteen (15) consecutive trading days at any time prior to the expiration date of the warrant, the Company has the sole discretion to provide a Notice to warrant holders of an early termination of the warrant within sixty (60) days of the Notice. The Unit is priced at $10.00 per Unit and no change will be made to the warrant exercise price of $1.00 per share.

Accordingly, all references in the Original Prospectus Supplement and Amendment No. 2, concerning the Unit Option continue, except for the substitution of the new Unit Option terms above. All other Plan features, conditions and terms remain unchanged.

Warrant Agent Agreement

Effective August 1, 2014, the Company executed a Transfer Agency and Registrar Services Agreement with the American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), located at 6201 15th Avenue, Brooklyn, NY 11219, and executed with AST a Warrant Agreement to act as warrant agent for warrant ZNWAA. Under the agreements, AST is our sole Transfer Agent and registrar for the Company’s common stock and warrants and is our DSPP Plan Agent. Effective February 2, 2015, the Company executed on February 6, 2015 another Warrant Agent Agreement with AST as the warrant agent for the new warrants ZNWAB, ZNWAC and ZNWAD under the Unit Option Program beginning February 2, 2015. Effective November 1, 2016, the Company executed another Warrant Agent Agreement with AST as the Warrant Agent for the warrant ZNWAE under the Unit Option Program beginning November 1, 2016 as described originally under Amendment No. 7 and is being extended by Amendment No. 8.

The Company is filing the items included in Exhibit 4.7 to this Current Report on Form 8-K to replace Exhibit 4.5 filed with Form 8-K, dated November 1, 2016, which relates to the above Registration Statement, for the purpose of incorporating such item as an exhibit to the Registration Statement for the DSPP Unit Option Program beginning November 1, 2016. Form 8-K, dated July 31, 2014, was filed with Exhibits 4.1 and 4.2, relating to Form of Warrants for ZNWAA and the Warrant Agreement effective August 1, 2014 that are both still in effect. Form 8-K, dated February 6, 2015, was filed with Exhibits 4.3 and 4.4, relating to Form of Warrants for ZNWAB, ZNWAC and ZNWAD and the Warrant Agreement effective February 2, 2015 that are both still in effect. Form 8-K, dated November 1, 2016, was filed with Exhibits 4.5 and 4.6, relating to Form of Warrant for ZNWAE and the Warrant Agent Agreement. Exhibit 4.5 is being replaced by Exhibit 4.7.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.7 - Form of Warrant included in the Unit Option Program (March 31, 2017 extension of warrant ZNWAE), Annex B

Exhibit 99.1 – Press release dated January 30, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: January 30, 2017	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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